Summit COMMUNITY BANK
"Service Beyond Expectations"

10/21/2020

SMITH-MIDLAND CORPORATION
P O BOX 300
MIDLAND VA 22728

Dear: SMITH-MIDLAND CORPORATION

Summit Community Bank ("Bank") is pleased to offer its terms to make the following loan(s) to SMITH-MIDLAND CORPORATION ("Borrower"): This letter does not set forth all the terms and conditions of the loan(s) offered herein. Rather, it is only an outline, in summary format, of the major points of understanding which shall be the basis of the final Loan Documentation (all of which are collectively referred to as the "Loan Documents") which shall be drafted by the Bank. The date on which the last of the Loan Documents is executed is hereinafter referred to as the "Closing Date".

PURPOSE:

Annual renewal of Guidance Line of Credit for purchase of equipment as needed.

BORROWER: SMITH-MIDLAND CORPORATION

LENDER: Summit Community Bank ("Bank")

AMOUNT: Maximum amount of $1,500,000.00.

MATURITY: This facility will expire on October 21, 2021.

TERMS AND REPAYMENT:

1. Each advance under this Facility will be funded through a separate note and security agreement on the equipment being purchased.
2. Notes funded under this Facility will have a term of 60 months with principal and interest Payments due each month.
3. An invoice for each purchase must be submitted and the loan amount will be limited to 80% of cost.
4. There will be a $250 processing fee for each loan.
5. A late charge of 5% of the payment amount with a minimum of $30 and a maximum of $1000 will be assessed on any notes where payments are made after 7 days from due date.

INTEREST RATE OPTIONS:

The interest rate shall be equal to the Wall Street Journal Prime Rate plus .50%. The rate on each note will be fixed at the equivalent rate above at the time the note is executed. The rate will never go below the Floor of 4%.

All interest shall be computed and charged for the actual number of days elapsed on the basis of a year consisting of three hundred sixty (360) days.

PREPAYMENT: Prepayment may be made at any time without penalty and in inverse order of maturity.

CLOSING FEES AND EXPENSES: There will not be a loan processing fee for the renewal of this loan.. In addition, Borrower shall pay any and all bank's attorney's and related legal fees, recording fees, documentary, stamps, lender's title insurance premiums, intangible taxes, appraisal fees, surveys (if required) and other costs incurred by Bank in connection with the making, documenting and closing of the loan. Bank shall not be obligated to pay any premium or other charge, or any brokerage fee or commission, in connection with this loan and Borrower's acceptance hereof shall constitute Borrower's further unconditional agreement to pay, and to hold Bank harmless against any and all such claims.

COLLATERAL:

Equipment to be purchased at 80% of cost.

FINANCIAL INFORMATION: During the term of the loan, Borrower shall provide Bank, in form and content acceptable to Bank:

1. Its fiscal year-end internally prepared financial statement as soon as available and in any event within 120 days of Borrower's fiscal year-end.
2. Its tax returns and a complete copy of each Guarantor's personal Form 1040 tax returns and copies of all K-1s each year within 30 days of filing and in no event more than 30 days past the date of any extension granted by the IRS.
3. Audited, reviewed or compiled financial statements within 30 days of filing (if available).

It shall, at the Bank's option, constitute an event of default if the financial information referenced above is not submitted timely. Failure to cure this default shall at the Bank's discretion result in a 1% increase in the interest rate on all loans or any other default options available to the Bank.

LOAN COVENANTS:

1. Monthly Accounts Receivable aging reports within 30 days of the close of each month end.
2. Corporate annual audited financial statements or 10K within 90 days of year end.

3. No additional financing by any other lender shall be secured by any lien on the collateral
4. Any acquisition must be approved by the Bank prior to funding such acquisition.
5. Annual capital expenditures exceeding $3.5 million must be approved by the bank
6. Must maintain tangible equity of $10 million.

TRANSFER OF COLLATERAL:

In the event title or interest to the properties securing this loan is sold or transferred by the Borrower without Bank's prior written consent, the entire balance of the loan shall at the Bank's option become due and payable in full.

LOAN DOCUMENTATION:

These loans shall be evidenced by appropriate promissory note(s), deed(s) of trust, security agreement(s), guarantees, loan agreement(s) and other documents as deemed appropriate by the Bank and its legal counsel. All documents must be approved, prior to closing, by the Bank and/or its legal counsel. All the terms, provisions and conditions in all such writings must meet with approval of the Bank in its sole and absolute discretion. Bank shall not be responsible to Borrower or any other person or entity for any punitive, exemplary or consequential damages which may be asserted as a result of an alleged breach of this letter or the Loan Documents or arising out of or related to any of the transactions contemplated hereby.

Further, Borrower hereby waives right to jury trial in any action, proceeding, or counterclaim (whether based on contract, tort, or otherwise) arising out of or relating to this letter of the transaction contemplated hereby, or the actions of Bank in the negotiation, performance or enforcement hereof or thereof.

The Borrower shall execute and deliver to Bank any and all documents Bank deems necessary in connection with this credit facility. The Loan Documents shall be in a form acceptable to Bank and its counsel, must be properly executed, and where necessary, recorded or filed in the appropriate office of recordation. The Loan Documents shall include, in addition to the above, and without limitation, the following:

1. UCC Financing Statements – A blanket UCC Financing Statements authorized by Borrower, properly filed and perfecting a first lien on all equipment, furniture, and all property both tangible or intangible.

CLOSING DOCUMENTS:

Borrower shall deliver to Bank the following documents, each of which must be in form and content satisfactory to Bank and its counsel in their sole discretion:

1. Hazard Insurance – On or before the closing date of the loan, or as determined by the Bank, the Borrower shall obtain hazard insurance on the subject collateral securing this loan that shall be in an amount equal to or greater than the value of the improvements with Bank listed as first lienholder. This or a comparable policy shall be maintained without lapse during the term of this loan.

COUNSEL OPINION:

Opinions of counsel satisfactory to Lender covering due execution, authorization and enforceability of the loan documents and opining either (i) that the loan is not usurious under applicable state law, or (ii) that any court will hold that applicable state law governs the loan documents, including but not limited to the provisions of the loan document relating to interest and the payment thereof, excepting only those provisions of the loan creation and perfection of liens and security interest as to which local procedures apply. And further opining that the loan document remedies are (i) enforceable to the extent necessary to enable Lender to realize the practical benefits of the loan documents, and (ii) include all remedies typically provided to institutional lenders in making loans in the state the loan is closed in.

OTHER CONDITIONS:

1. Deposit Account(s) – Borrower agrees to establish and maintain its primary operating account(s) with Bank as long as any part of the proposed loan remains outstanding.
2. Delinquent Real Estate Taxes – If the bank has to pay real estate taxes at any point in time to protect its collateral position, Borrower acknowledges and accepts that the Bank shall charge an administrative fee of $500 per tax ticket and add that charge to the balance of the loan.
3. Copy of Organizational Documents and Authorization – If requested by Bank, Borrower shall furnish a true and complete copy of its Articles of Incorporation as filed with the appropriate state, By-laws, Operating Agreement, and a Certificate of Good Standing or Existence, as applicable. Further, the Borrower hereby authorizes Bank to file such UCC Financing Statements describing the collateral in any location deemed necessary and appropriate by Bank in order to ensure that UCC filings are made on or prior to the anticipated Closing Date.
4. Confidentiality - Borrower shall keep the contents of this letter confidential and shall not use it or its contents as a representation of Borrower's credit worthiness. Third parties are cautioned against relying on the contents hereof in extending credit to Borrower. Borrower may provide a copy of this letter to it franchisor, current lender, architect, engineer and contractors involved in the construction process.
5. Indemnification by Borrower – Borrower agrees to indemnify and hold harmless Bank from and against any and all claims, damages, liabilities and expenses which may be incurred by or asserted against Bank in connection with any proceeding arising out of this agreement or Borrower's use of the proceeds of the Credit.
6. Assignability – None. Any approval of the investment in any agreement by Bank are personal to SMITH-MIDLAND CORPORATION and are not assignable or enforceable to any other party unless Bank otherwise agrees in writing.
7. Basis of Loan – The undersigned Borrower and Guarantor(s) acknowledge that this Loan is based materially upon financial information provided to it by Borrower and others, and the undersigned Borrower and Guarantor(s) hereby warrant and represent that such information was true and correct in all material respects when rendered and that no material change has occurred therein through the date of the execution of this Loan. All material facts relating to the Credit or to the assets, business, profits, prospects, or conditions (financial or otherwise) of the Borrower have been disclosed to Bank by Borrower and Guarantor(s).

8. Secondary Borrowing – During the term of this loan, Borrower may not obtain secondary financing secured by a lien on the Real Property or otherwise without the written consent of Bank. The Bank shall have no obligation to grant such consent.

VOIDABILITY OF TERMS: These terms shall be voidable at the option of the Bank should any of the following events occur:

1. A material adverse change in Borrower's or Guarantor's business, or financial condition, or disposal of a material portion of its assets other than in the ordinary course of business.
2. A proceeding is commenced by or against Borrower or any Guarantor in any court or under any bankruptcy or insolvency law.
3. A default by Borrower on any other obligation they may have for money borrowed.
4. Any change in management or ownership of Borrower outside of current shareholder group unacceptable to Bank.
5. Should any law or regulation affecting Bank entering into the financing transactions contemplated hereby impose upon Bank any potential obligation, fee, liability, loss, claim, cost, expense, or damage which is not contemplated herein.
6. Any violation or breach by Borrower of the terms of this agreement.
7. Lender has deemed itself insecure.
8. Should the Borrower fail to provide sufficient information to the Bank to permit verification of the identity of the Borrower in accordance with the Know Your Customer (KYC), Bank Secrecy Act, the USA Patriot Act or information necessary to comply with other applicable laws.

FINAL AGREEMENT: This written agreement represents the final agreement and replaces any proposals between the Borrower and Bank with respect to Bank's agreement to provide this loan and may not be contradicted by evidence or prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties. This letter shall be governed by and constructed in accordance with the laws of the State the loan is closed in.

SURVIVAL OF TERMS: The terms and conditions of this letter shall survive the closing of the Loan, provided, however, that if any of the terms and conditions of this letter shall conflict with any of the terms and conditions of the Loan documents evidencing or securing the Loans, the terms and conditions of the Loan documents shall prevail.

ACCEPTANCE AND CLOSING DATE: If these terms are acceptable, please indicate acceptance by signing and returning this letter. If not accepted by the Borrower(s) and Guarantor(s) or extended in writing by Bank, unless otherwise agreed to by the parties this agreement to lend expires (30 days from this letter date) and must be closed (90 days from this letter date).

The terms and conditions of this letter shall survive closing of this loan and will be incorporated into any additional loan agreement and/or documents that may be prepared. This letter applies to any amendments, modifications, renewals or extensions thereof.

We are pleased to be able to offer these terms to you and look forward to working with you on this project. If you have any questions, please give me a call at (540) 442-6776. Thank you.

Sincerely,

DENNIS L. SNYDER
Market President

Summit
COMMUNITY BANK®
"Service Beyond Expectations"

We are pleased to be able to offer these terms to you and look forward to working with you on this project. If you have any questions, please give me a call at (540) 442-6776. Thank you.

Sincerely,

Dennis L. Snyder

DENNIS L. SNYDER
Market President

ACCEPTED THIS 27th OF Oct., 2020

SMITH-MIDLAND CORPORATION

By: Ashley B. Smith

Ashley B. Smith, President and CEO